UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.   20549

                           FORM 8 - K

                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


Date of Report (date of earliest event reported)       December 17, 2001


                 EMCEE Broadcast Products, Inc.
       (Exact name of registrant as specified in its charter)


Delaware                      1-6299              13-1926296
(State or other jurisdiction  (Commission    (I.R.S. Employee
 of incorporation)            File Number)   Identification Number)


Susquehanna Street Extension West, P.O. Box 68/White Haven, PA 18661-0068
            (Address of principal executive offices)


Registrant's telephone number, including area code     570-443-9575


                              NONE
 (Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant.

          Not applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not applicable.

Item 3.   Bankruptcy or Receivership.

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not applicable.

Item 5.   Other Events.


Kerry Turner, Controller and CFO of the Registant, announced her voluntary resignation from employment with the company effective January 4, 2002.
EMCEE expects to announce her replacement in the immediate future.
Ms. Turner has volunteered to assist the company to the extent possible with its financial affairs during a transition period with a new financial manager.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

Any statements contained in this report which are not historical facts are forward-looking statements; and, therefore, many important factors could cause actual results to differ materially from those in the forward-looking statements. Such factors include, but are not limited to, changes (legislative, regulatory and otherwise) in the Multichannel Multipoint Distribution Service (MMDS) or Low Power Television (LPTV) industries or medium to High Definition Television (HDTV) products, demand for the Company's products both domestically and internationally, the development of competitive products, competitive pricing, the timing of foreign shipments, market acceptance of new product introductions (including, but not limited to, the Company's digital and Internet products), technological changes, economic conditions (both foreign and domestic), litigation and other factors, risks and uncertainties identified in the Company's Securities and Exchange Commission filings.

Item 6.   Resignations of Registrant's Directors.

          Not applicable.

Item 7.   Financial Statements and Exhibits.

          Not applicable.

Item 8.   Change in Fiscal Year.

          Not applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          Not applicable.

Item 10.  Regulation FD Disclosure.

          Not applicable


                           		SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              	EMCEE BROADCAST PRODUCTS, INC.
                              	(Registrant)



/s/ Richard J. Nardone
RICHARD J. NARDONE
President/CEO

Date:  December 20, 2001